SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): February 14, 2005


                            FIRST SOUTH BANCORP, INC.
             (Exact name of registrant as specified in its charter)



Incorporated under the     Commission File No. 000-28037      I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                  57-1086258




                       1450 John B. White, Sr., Boulevard
                        Spartanburg, South Carolina 29306
                    (Address of principal executive offices)

                             Telephone: 864-595-0455


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On February 14,2005, the Board of Directors approved the 2005 budget. The budget included the Compensation Committee's recommendations for 2005 board member meeting fees of $750 for members and $850 for the board chairman. Board committee member fees are $500 per meeting for committee members and $550 per meeting for committee chairmen. All board member fees are payable for attendance, no retainer fees are paid. Board committee member fees are paid to outside directors only.

The annual salaries of executive officers are:

President & CEO           $ 214,015

EVP & CFO                 $ 123,050

Executive officers are also eligible to receive annual cash bonuses based on bank performance criteria set by the Compensation Committee as follows:

President & CEO           a maximum of 35% of the annual salary amount

EVP & CFO                 a maximum of 25% of the annual salary amount

Executive officers are also eligible to receive annual stock bonuses based on bank performance criteria set by the Compensation Committee as follows:

President & CEO           a maximum of 50% of his annual salary amount in the
                          form of stock options granted and priced on December
                          31 at the market value of the Company's stock on that date.

EVP & CFO                 a maximum of 25% of his annual salary amount in the
                          form of stock options granted and priced on December
                          31 at the market value of the Company's stock on that date.

















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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 FIRST SOUTH BANCORP, INC.
                                  (Registrant)



Date:  February 17, 2005          By: /s/ V. Lewis Shuler
                                    --------------------------------------------
                                    V. Lewis Shuler
                                    Chief Financial Officer